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                                                                  Exhibit 23.28
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               CONSENT OF JEFFERIES & COMPANY, INC.


We hereby consent to the use of our opinion letter dated June 7, 2000 (the "Opinion") to the Board of Directors of OneMain.com, Inc. ("OneMain") contained in Annex C- to the Proxy Statement/Prospectus constituting a part of this registration statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of EarthLink, Inc. with and into OneMain and to the references to such Opinion in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


July 10,                                         2000 JEFFERIES & COMPANY, INC.

                                                 /s/ Jefferies & Company, Inc.
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